Exhibit 10.1

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 25th day of April, 2008, by and among Silicon Valley Bank (“Bank”) and Healthaxis, Inc., a Pennsylvania corporation, Healthaxis, Ltd., a Texas limited partnership, and Healthaxis Imaging Services, LLC, a Texas limited liability company (jointly and severally, “Borrower”) whose address is 7301 N. State Highway 161, Suite 300, Irving, Texas 75039.

RECITALS

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 14, 2006, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of April 16, 2007  and that certain letter by and between Bank and Borrower dated as of May 9, 2007 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to revised the Financial Covenants stated in Section 6.7 of the Loan Agreement.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1          Section 6.7 (Financial Covenants).  Section 6.7 is amended in its entirety and replaced with the following:

Borrowers shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrowers and their Subsidiaries, without duplication:

(a)  EBITDA.  Maintain, measured as of the end of each month during the periods on a trailing three (3) month basis, EBITDA of at least ($50,000) for the periods ending March 31, 2008, April 30, 2008 and May 31, 2008, increasing to at least $0.00 beginning with the period ending June 30, 2008 and each period thereafter.  A one time charge of up to $225,000 related to severance payments and write offs of bad debt may be added back to the EBITDA formula for the periods ending March 31, 2008, April 30, 2008 and May 31, 2008.

(b) Liquidity Ratio (to be maintained at all times).  A ratio of cash held with Bank plus Accounts to outstanding Obligations of at least 2.00 to 1.00.

3.             Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on or prior to April 16, 2007 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.             Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.             Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.             Effectiveness.  This Amendment shall be deemed effective as of March 31, 2008 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of an amendment fee in an amount equal to $1,500.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Healthaxis, Inc.

By:	/s/ Audrey Clow	By:		/s/ Ronald K. Herbert
Name:	Audrey Clow	Name:		Ronald K. Herbert
Title:	Relationship Manager	Title:		CFO
Healthaxis, Ltd.

		By:		Healthaxis Managing Partner, LLC
a Delaware limited liability company
		By:	Healthaxis.com, Inc.,
A Pennsylvania corporation

			By:	/s/ Ronald K. Herbert
			Name:		Ronald K. Herbert
			Title:	CFO

Healthaxis Imaging Services, LLC

		By:		Healthaxis, Ltd., a Texas limited
partnership
		By:	Healthaxis Managing Partner,
LLC, a Delaware limited
liability company
			By:	Healthaxis.com, Inc., a
Pennsylvania corporation
				By:	Healthaxis, Inc., a
Pennsylvania corporation

				By:	/s/ Ronald K. Herbert
				Name:	Ronald K. Herbert
				Title:	CFO